                                              OppenheimerFunds, Inc.
                                          498 Seventh Avenue - 10th Floor
                                                New York, NY 10018

                                                              March 25, 2002

Securities and Exchange Commission
Mail Stop 0-7, Filer Support
6432 General Green Way
Alexandria, VA  22312

         Re:      Oppenheimer International Growth Fund
                  Reg. No. 333-201; File No. 811-7489
                  Written Representation of Counsel

To the Securities and Exchange Commission:

                  On behalf of Oppenheimer  International  Growth Fund (the "Registrant") and pursuant to Paragraph
(e) of Rule 485  under the  Securities  Act of 1933,  as  amended  (the  "1933  Act"),  and in  connection  with an
Amendment  on Form N-1A which is  Post-Effective  Amendment  No. 10 to the 1933 Act  Registration  Statement of the
Registrant  and  Amendment  No. 12 to its  Registration  Statement  under the  Investment  Company Act of 1940,  as amended,  the undersigned  counsel,  who prepared or reviewed such Amendment,  hereby represents to the Commission, for filing with such Amendment,  that said Amendment does not contain  disclosures which would render it ineligible to become effective pursuant to paragraph (b) of said Rule 485.

                                                              Sincerely,

                                                              /s/ Mitchell J. Lindauer
                                                              Mitchell J. Lindauer
                                                              Vice President &
                                                              Assistant General Counsel
                                                              (212) 323-0254